EXHIBIT 99.1

Priority Technology Holdings, Inc. Reports Second Quarter Financial Results
Second Quarter Performance Driven by Strength of Unified Commerce Platform
ALPHARETTA, GA - August 6, 2026 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority Commerce" or the "Company"), delivers payments and banking solutions that power connected commerce. Through a unified platform of payables, merchant services, and banking and treasury, Priority Commerce helps businesses manage money more effectively and unlock growth. The Priority Commerce Engine accelerates cash flow, improves working capital, reduces costs, and creates new revenue opportunities and today has announced its second quarter 2026 financial results including strong year-over-year revenue growth.
Highlights of Consolidated Results and Additional Information1
Second Quarter 2026 Financial Highlights compared with Second Quarter 2025
•Revenue of $262.3 million increased 9.4% from $239.8 million, including organic growth of 7.2%
•Gross profit of $94.4 million increased 7.9% from $87.5 million
•Adjusted gross profit (a non-GAAP measure2) of $99.9 million increased 8.1% from $92.4 million
•Gross profit margin of 36.0% decreased by nearly 50 basis points from 36.5%
•Adjusted gross profit margin (a non-GAAP measure2) of 38.1% decreased by nearly 40 basis points from 38.5%
•Operating income of $33.0 million decreased 11.8% from $37.4 million
•Net Income of $9.9 million decreased 9.3% from $10.9 million
•Adjusted EBITDA (a non-GAAP measure2) of $59.4 million increased 6.0% from $56.0 million
•Diluted EPS of $0.12 decreased by $0.02, or by 14.3%, from $0.14
•Adjusted Diluted EPS (a non-GAAP measure2) of $0.29 increased by $0.03, or 11.5%, from $0.26
(1)Certain amounts/percentages may not compute accurately due to rounding.
(2)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), Adjusted EBITDA (non-GAAP), and Adjusted EPS- diluted (non-GAAP) to their most comparable GAAP measures provided within this document for additional information.
"Strong second quarter results reflect the continued success of Priority’s Connected Commerce engine, with over 9% revenue growth and 8% adjusted gross profit growth,” said Tom Priore, Chairman & CEO of Priority. “The growing base of partners leveraging our platform for payments and treasury solutions to improve visibility into their financial environment with total command of their cashflow reinforces our belief in our vision for the future of commerce and confidence to affirm our full year 2026 financial guidance.”

EXHIBIT 99.1

Full Year 2026 Financial Guidance
Priority Commerce's outlook remains strong and we affirm our full year 2026 guidance:
•Revenue forecast to range between $1.01 billion to $1.04 billion, a growth rate of 6% to 9% compared to fiscal 2025 results
•Adjusted gross profit (a non-GAAP measure) forecast to range between $405 million and $425 million
•Adjusted EBITDA (a non-GAAP measure) forecast to range between $230 million to $245 million
Conference Call
The Company will host a conference call on Thursday, August 6, 2026 at 10:00 a.m. EDT to discuss its second quarter financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://viavid.webcasts.com/starthere.jsp?ei=1770268&tp_key=a6ff1aab23 and will also be posted in the "Investor Relations" section of the Company's website at https://ir.prioritycommerce.com/.
An audio replay of the call will be available shortly after the conference call until August 20, 2026, at 11:59 p.m. EDT. To listen to the audio replay, dial (844) 512-2921 or (412) 317-6671 and enter conference ID number 10210738. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at https://ir.prioritycommerce.com.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

EXHIBIT 99.1
Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$262,256	$239,812	$511,814	$464,442
Cost of revenue (excluding depreciation and amortization)	(162,358)	(147,399)	(313,145)	(284,752)
Adjusted gross profit	$99,898	$92,413	$198,669	$179,690
Adjusted gross profit margin	38.1%	38.5%	38.8%	38.7%
Depreciation and amortization of revenue generating assets	(5,469)	(4,911)	(10,743)	(9,597)
Gross profit	$94,429	$87,502	$187,926	$170,093
Gross profit margin	36.0%	36.5%	36.7%	36.6%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, depreciation, and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.
The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$9,863	$10,879	$19,623	$19,147
Interest expense	21,051	23,054	42,067	46,230
Income tax expense	3,774	4,423	7,420	6,673
Depreciation and amortization	20,893	14,093	38,508	27,870
EBITDA	55,581	52,449	107,618	99,920
Debt modification and extinguishment expenses	—	—	—	38
Selling, general and administrative (non-recurring)	1,531	395	5,500	2,594
Non-cash stock-based compensation	2,283	3,206	4,371	4,792
Adjusted EBITDA	$59,395	$56,050	$117,489	$107,344

EXHIBIT 99.1

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Selling, general and administrative expenses (non-recurring):
Legal fees(1)	1,385	314	3,210	1,610
Professional, accounting and consulting fees(2)	42	64	2,105	1,108
Other expenses, net(3)	104	17	185	36
Litigation settlement	—	—	—	(160)
	$1,531	$395	$5,500	$2,594
(1) These legal expenses primarily relate to litigation matters, mergers and acquisitions, and other transactions (e.g., the on-going special committee process), all of which are non-recurring in nature.
(2) These professional, accounting, and consulting fees are associated with non-recurring projects, including professional fees and incremental audit fees incurred for valuation and audit work related to the on-going special committee process, acquisitions, disposals, and automation initiatives.
(3) These other expenses primarily include non-recurring director and management fees related to the on-going special committee process as well as non-recurring fees for web and security hosting, and software licenses.

EXHIBIT 99.1
Adjusted Earnings Per Share (Adjusted EPS)

Adjusted EPS is a performance measure. Adjusted EPS is calculated by dividing adjusted net income attributable to common shareholders by weighted average number shares outstanding for the respective periods.

Adjusted net income attributable to common shareholders begins with net income attributable to common shareholders adjusted to exclude various items listed below. We believe adjusted EPS is a measure that is useful to investors and management in understanding our ongoing profitability and in analysis of ongoing profitability trends.

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of Adjusted EPS
Net income attributable to common shareholders	$9,863	$10,879	$19,623	$19,147
Debt extinguishment and modification costs	—	—	—	38
Stock based compensation	2,283	3,206	4,371	4,792
Other non-recurring expenses	1,531	395	5,500	2,594
Amortization of acquisition related intangible assets	15,742	9,417	28,365	18,731
Tax impact of adjustments(1)	(5,084)	(3,244)	(9,941)	(6,800)
Adjusted net income attributable to common share holders	$24,335	$20,653	$47,918	$38,502

Weighted average common shares outstanding (basic)	81,549	78,981	81,462	78,878
Effect of dilutive potential common shares	2,274	856	2,274	1,090
Weighted average common shares outstanding (diluted)	83,823	79,837	83,736	79,968

Earnings per common share:
Basic	$0.12	$0.14	$0.24	$0.24
Diluted	$0.12	$0.14	$0.23	$0.24

Adjusted earnings per common share
Basic	$0.30	$0.26	$0.59	$0.49
Diluted	$0.29	$0.26	$0.57	$0.48

(1) The tax impact calculated using the blended statutory income tax rate (i.e. 26.0% for three and six months ended June 30, 2026 and 2025)

EXHIBIT 99.1
Priority Commerce does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

EXHIBIT 99.1

About Priority Commerce
Priority Commerce delivers payments and banking solutions that power connected commerce. Through a unified platform of payables, merchant services, and banking and treasury, we help businesses manage money more effectively and unlock growth. The Priority Commerce Engine accelerates cash flow, improves working capital, reduces costs, and creates new revenue opportunities. Learn more about Priority Commerce (NASDAQ: PRTH) at prioritycommerce.com
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2026 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 10, 2026. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Priority Commerce Investor Inquiries:
priorityIR@icrinc.com

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$262,256	$239,812	$511,814	$464,442
Operating expenses
Cost of revenue (excludes depreciation and amortization)	162,358	147,399	313,145	284,752
Salary and employee benefits	29,153	27,060	57,675	52,835
Depreciation and amortization	20,893	14,093	38,508	27,870
Selling, general and administrative	16,808	13,910	36,052	29,010
Total operating expenses	229,212	202,462	445,380	394,467
Operating income	33,044	37,350	66,434	69,975
Other expense
Interest expense	(21,051)	(23,054)	(42,067)	(46,230)
Debt extinguishment and modification costs	—	—	—	(38)
Other income, net	1,644	1,006	2,676	2,113
Total other expense, net	(19,407)	(22,048)	(39,391)	(44,155)
Income before income taxes	13,637	15,302	27,043	25,820
Income tax expense	3,774	4,423	7,420	6,673
Net income attributable to common stockholders	$9,863	$10,879	$19,623	$19,147
Other comprehensive income
Foreign currency translation adjustments	(111)	217	(464)	260
Comprehensive income	$9,752	$11,096	$19,159	$19,407

Earnings per common share:
Basic	$0.12	$0.14	$0.24	$0.24
Diluted	$0.12	$0.14	$0.23	$0.24

Adjusted earnings per common share(1):
Basic	$0.30	$0.26	$0.59	$0.49
Diluted	$0.29	$0.26	$0.57	$0.48

Weighted-average common shares outstanding:
Basic	81,549	78,981	81,462	78,878
Diluted	83,823	79,837	83,736	79,968

(1)Adjusted EPS in a non-GAAP earnings measure. See Adjusted EPS reconciliation for further detail.

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$120,261	$77,192
Restricted cash	17,439	16,457
Accounts receivable, net of allowances	93,075	91,300
Prepaid expenses and other current assets	28,161	32,145
Current portion of notes receivable, net of allowance	1,751	2,062
Settlement assets	1,372,510	1,295,896
Total current assets	1,633,197	1,515,052
Notes receivable, less current portion	20,952	17,629
Property, equipment and software, net	62,329	58,636
Goodwill	416,405	416,641
Intangible assets, net	287,633	315,190
Deferred income taxes, net	46,677	46,350
Other noncurrent assets	29,198	29,306
Total assets	$2,496,391	$2,398,804
Liabilities, Stockholders' Deficit and Non-controlling interest
Current liabilities:
Accounts payable and accrued expenses	$57,520	$70,636
Accrued residual commissions	44,415	40,463
Customer deposits and advance payments	1,637	1,972
Current portion of long-term debt	3,112	—
Settlement obligations	1,374,736	1,297,263
Total current liabilities	1,481,420	1,410,334
Long-term debt, net of current portion, discounts and debt issuance costs	1,044,685	1,039,358
Other noncurrent liabilities	41,337	41,484
Total liabilities	2,567,442	2,491,176
Stockholders' deficit:
Preferred stock	—	—
Common stock	82	82
Treasury stock, at cost	(24,282)	(22,759)
Additional paid-in capital	17,538	13,925
Accumulated other comprehensive loss	(674)	(210)
Accumulated deficit	(71,830)	(91,453)
Total stockholders' deficit attributable to stockholders of Priority Commerce	(79,166)	(100,415)
Non-controlling interests in consolidated subsidiaries	8,115	8,043
Total stockholders' deficit	(71,051)	(92,372)
Total liabilities, stockholders' deficit and Non-controlling interest	$2,496,391	$2,398,804

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$19,623	$19,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of assets	38,508	27,870
Stock-based compensation, ESPP, and incentive units compensation	4,371	4,792
Amortization of debt issuance costs and discounts	949	882
Debt extinguishment and modification costs	—	38
Deferred income tax	(327)	(2,318)
Change in contingent consideration	(679)	2,039
Other non-cash items, net	(136)	(228)
Change in operating assets and liabilities:
Accounts receivable	(1,775)	(17,912)
Prepaid expenses and other current assets	(1,146)	(2,312)
Income taxes	5,081	(339)
Accounts payable and accrued expenses	(13,002)	(6,810)
Accrued residual commissions	3,952	2,966
Customer deposits and advance payments	(335)	1,187
Other assets, net	433	1,043
Other liabilities, net	(172)	(2,965)
Net cash provided by operating activities	55,345	27,080
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(4,452)
Additions to property, equipment and software	(12,612)	(12,988)
Notes receivable, net	(3,012)	(1,430)
Short-term investments, net	(185,000)	—
Other investing activities	(2,400)	(2,275)
Net cash used in investing activities	(203,024)	(21,145)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	7,681	—
Debt issuance and modification costs paid	—	(40)
Repayments of long-term debt	(191)	(10,000)
Shares withheld for taxes	(1,523)	(2,314)
Proceeds from exercise of stock options	—	334
Settlement obligations, net	77,359	190,863
Payment of deferred/contingent consideration	(96)	(752)
Net cash provided by financing activities	83,230	178,091
Net change in cash and cash equivalents and restricted cash:
Net (decrease)/increase in cash and cash equivalents, and restricted cash	(64,449)	184,026
Cash and cash equivalents and restricted cash at beginning of period	1,345,998	993,864
Cash and cash equivalents and restricted cash at end of period	$1,281,549	$1,177,890

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$120,261	$50,564
Restricted cash	17,439	14,205
Cash and cash equivalents included in settlement assets (restricted in nature)	1,143,849	1,113,121
Total cash and cash equivalents, and restricted cash	$1,281,549	$1,177,890

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Merchant Solutions:
Revenues	$175,778	$163,230	$337,564	$314,920
Adjusted EBITDA	$30,887	$27,749	$58,627	$53,454

Key Indicators:
Total card processing dollar value	$19,549,972	$18,864,185	$37,886,641	$36,560,510
Total card transaction count	228,600	230,721	440,039	439,674

Payables:
Revenues	$30,430	$25,033	$62,871	$48,951
Adjusted EBITDA	$3,110	$3,770	$8,564	$7,286

Key Indicators:
Buyer funded card processing dollar value	$942,660	$788,500	$1,915,570	$1,505,400
Supplier funded issuing dollar value	$255,414	$220,227	$497,801	$457,517
ACH transaction count	4,726	4,776	9,785	9,417

Treasury Solutions:
Revenues	$60,519	$52,658	$119,359	$102,746
Adjusted EBITDA	$47,513	$45,558	$94,184	$88,001

Key Indicators:
Average CFTPay billed clients	1,142,908	992,279	1,135,922	966,371
Average CFTPay monthly enrollments	46,083	57,818	48,256	56,882
Average total account balances(1)	$1,475,537	$1,145,715	$1,447,412	$1,093,530
(1) This represents the average total account balance in the Treasury Solutions segment, and excludes the deposits maintained in the Merchant Solutions and Payables segments. The total account and deposit balances as of June 30, 2026 and 2025, were $1.8 billion and $1.4 billion, respectively.

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended June 30, 2026
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$30,887	$3,110	$47,513	$(22,115)	$59,395
Interest expense	(1,147)	—	(256)	(19,648)	(21,051)
Depreciation and amortization	(13,094)	(1,289)	(5,297)	(1,213)	(20,893)
Selling, general and administrative (non-recurring)	—	—	—	(1,531)	(1,531)
Non-cash stock based compensation	—	(36)	—	(2,247)	(2,283)
Income (loss) before taxes	$16,646	$1,785	$41,960	$(46,754)	$13,637
Income tax expense					(3,774)
Net income					$9,863

	Six Months Ended June 30, 2026
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$58,627	$8,564	$94,184	$(43,886)	$117,489
Interest expense	(2,229)	—	(669)	(39,169)	(42,067)
Depreciation and amortization	(23,011)	(2,577)	(10,500)	(2,420)	(38,508)
Selling, general and administrative (non-recurring)	—	—	—	(5,500)	(5,500)
Non-cash stock based compensation	—	(72)	(1)	(4,298)	(4,371)
Income (loss) before taxes	$33,387	$5,915	$83,014	$(95,273)	$27,043
Income tax expense					(7,420)
Net income					$19,623

	Three Months Ended June 30, 2025
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$27,749	$3,770	$45,558	$(21,027)	$56,050
Interest expense	—	(790)	(243)	(22,021)	(23,054)
Depreciation and amortization	(6,633)	(1,262)	(4,941)	(1,257)	(14,093)
Selling, general and administrative (non-recurring)	—	—	—	(395)	(395)
Non-cash stock based compensation	5	(84)	(33)	(3,094)	(3,206)
Income (loss) before taxes	$21,121	$1,634	$40,341	$(47,794)	$15,302
Income tax expense					(4,423)
Net income					$10,879

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Six Months Ended June 30, 2025
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$53,454	$7,286	$88,001	$(41,397)	$107,344
Interest expense	—	(1,796)	(243)	(44,191)	(46,230)
Depreciation and amortization	(13,258)	(2,523)	(9,583)	(2,506)	(27,870)
Debt modification and extinguishment expenses	—	—	—	(38)	(38)
Selling, general and administrative (non-recurring)	—	—	—	(2,594)	(2,594)
Non-cash stock based compensation	1	(168)	(65)	(4,560)	(4,792)
Income (loss) before taxes	$40,197	$2,799	$78,110	$(95,286)	$25,820
Income tax expense					(6,673)
Net income					$19,147